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                                                                 EXHIBIT 10.7(a)

                            CANAAN ENERGY CORPORATION
                          211 N. Robinson, Suite 1000N
                          Oklahoma City, Oklahoma 73102


                                 March 14, 2002


Mr. Anthony Lasuzzo
Oklahoma City, Oklahoma

Dear Skeeter:

     By execution of this letter, you tender your resignation as an officer and director of Canaan Energy Corporation ("Company") effective as of March 12, 2002, and you and the Company agree that your employment is terminated without cause as of the date hereof (the "Effective Date"). You expressly acknowledge that you have been on paid administrative leave since February 1, 2002.

     1. Your employment will be terminated as of the Effective Date hereof without cause; provided, however, the provisions of Section 6 of your Employment Agreement dated November 1, 2000 ("Employment Agreement") relating to confidential information and trade secrets will remain in effect and the Company will provide the payments contemplated by Section 9.1.1 of the Employment Agreement for a termination without cause.

     2. You shall retain any vested rights you may have under your existing stock option agreements (to the extent vested) and all other existing Company employee benefit plans available to employees generally in accordance with the terms of such plans including, but not limited to, COBRA rights; provided, however, the Company will no longer make any contributions to such plans or program after the Effective Date. The Company will additionally pay you for 5 weeks of accrued vacation upon your execution and delivery to it of this Agreement on the Effective Date. Any proper exercise by you of your vested stock options will be promptly processed by the Company.

     3. The Shareholders Agreement dated October 23, 2000 to which you are a party will remain in effect.

     4. If you have not done so already, you shall promptly deliver to the Company all manuals, letters, memoranda, notes, notebooks, reports and all other material records of any kind and all copies thereof that may be in your possession or under your control which in any way pertain to the business of the Company or its employees. If you have not done so already, you shall promptly deliver to the Company any other Company property you have in your possession including all keys or other access devices. If you have not done so already, you shall be permitted to remove your personal property from the Company's offices with supervision by a Company designated person.

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Anthony Lasuzzo
March 14, 2002
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     5. Neither you nor the Company will make any public announcement about your termination of employment without cause or resignation as an officer and a director without the prior approval of the other.

     6. The Company releases and discharges you from any and all liability, actions, claims, demands and suits of any kind whatsoever which the Company may have arising from any action or omission by you in your capacity as an officer and employee of the Company or any of its affiliates occurring prior to the Effective Date. You release and discharge the Company and its affiliated entities and their respective officers, directors, agents and employees from any and all liability, actions, claims, demands or suits of any kind whatsoever which you may have, in your capacity as a director, officer or employee or shareholder of the Company or any affiliated entity arising from any actions or omissions by any of them occurring prior to the Effective Date of this Agreement, with the express exception of any and all indemnification rights that you have immediately before the Effective Date as an officer, director or employee of the Company under its current Certificate of Incorporation or By-Laws with regard to your actions as such officer, director or employee of the Company. Your release includes, but is not limited to, any claims or demands you may have based on your employment with the Company or the termination of that employment. This includes a release of any rights or claims you may have under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Employment Retirement Income Security Act; or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes a release by you of any claims for breach of contract, impairment of economic opportunities, intentional infliction of emotional distress, wrongful discharge, discharge in violation of public policy, or that the Company has dealt with you unfairly or in bad faith or any other common law contract or tort claim. This Agreement does not waive any rights or claims that you may have: (i) with regard to any indemnification rights accorded to you as an officer, director or employee of the Company under its current Certificate of Incorporation or By-Laws, (ii) under this Agreement, (iii) under your Employment Agreement with respect to the payments contemplated by Section 9.1.1 thereof, or (iv) which arise after the date you sign this Agreement, including, without limitation, your right to enforce your entitlement to all benefits, rights and payments to be made to you by the Company under this Agreement or your Employment Agreement.

     7. You represent and agree that you are fully aware of your rights to discuss

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Anthony Lasuzzo
March 14, 2002
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any and all aspects of this Agreement with your attorney or other advisor and that you have been given adequate opportunity to do so, that you have carefully read and fully understand all of the provisions of this Agreement and that you are voluntarily entering into this Agreement. You further represent and agree that you are not relying upon, and have not relied upon, any representation or statement made by the Company or any of its shareholders, directors, officers, employees, agents, representatives or attorneys with regard to the subject matter or effect of this Agreement.

     8. You may revoke this Agreement within seven (7) days of your signing it. Revocation can be made by delivering a written notice of revocation to Crowe & Dunlevy, Attn: Michael M. Stewart, 20 North Broadway, Suite 1800, Oklahoma City, Oklahoma 73102. For such revocation to be effective, notice must be received no later than 5:00 p.m. on the seventh calendar day after you sign this Agreement. If you revoke this Agreement, it shall not be effective or enforceable and you will not receive the benefits described in this Agreement.

     9. This Agreement shall be binding upon and inure to the benefit of our respective successors, heirs and assigns; provided, however, you may not assign your rights under this Agreement without the prior written consent of the Company. This Agreement shall be governed and interpreted in accordance with the laws of the State of Oklahoma. In the event litigation is instituted between the parties in connection with any controversy or dispute arising from, under or related to this Agreement, the prevailing party shall be entitled to recover any attorneys fees incurred in such litigation

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     If the foregoing correctly sets forth your understanding of our agreement, please so indicate in the space provided below.

                                          Very truly yours,

                                          CANAAN ENERGY CORPORATION

                                          By:  /s/ Leo E. Woodard
                                             --------------------------------
                                                   Leo E. Woodard, Chairman and
                                                   Chief Executive Officer

     I acknowledge that I received a copy of this letter on March 14, 2002, and have been given the opportunity to consider it for at least 21 days if I desire. I hereby accept and agree to the foregoing terms of this Agreement on this 14th day of March, 2002.

                                          /s/ Anthony Lasuzzo
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                                          Anthony Lasuzzo